UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor, New York, NY USA 10111

(Address of principal executive offices) (Zip Code)

1-844-689-3939

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, each of Dr. Jiong Ma, Mr. Gautam Patel and Dr. Adrian Senderowicz resigned from the Board of Directors (“Board”) of Anavex Life Sciences Corp. (“Anavex” or the “Company”) effective as of October 28, 2026. Prior to such resignations, Dr. Ma served as the Chair of the Board and a member of the Audit Committee of the Board, Mr. Patel served as a member of the Audit Committee of the Board and Dr. Senderowicz was not serving on any Board committees.

As stated in Dr. Ma’s resignation letter, Dr. Ma has decided that her views about the Company’s strategic direction are not fully aligned with those of the Board and management.

As stated in Mr. Patel’s resignation letter, Mr. Patel has concluded that his personal views regarding the Company’s strategy to execute its business plan do not sufficiently align with those of the Board and management.

As stated in Dr. Senderowicz’s resignation letter, Dr. Senderowicz has concluded that his personal views regarding the Company’s strategy to execute its business plan do not sufficiently align with those of the Board and management.

The descriptions of the resignation letters of Dr. Ma, Mr. Patel and Dr. Senderowicz set forth in this Item 5.02 are qualified in their entireties by the full text of the resignation letters of Dr. Ma, Mr. Patel and Dr. Senderowicz, which are filed as Exhibits 17.1, 17.2 and 17.3, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

The Company furnished Dr. Ma, Mr. Patel and Dr. Senderowicz with a copy of the disclosures in this Item 5.02 no later than the date of the filing of this Current Report on Form 8-K with the Securities and Exchange Commission, providing each of them with the opportunity to furnish the Company with a letter addressed to the Company stating whether she or he agrees with the statements made by the Company herein and, if not, stating the respects in which he or she does not agree. The Company will file any letter received by it from Dr. Ma, Mr. Patel and/or Dr. Senderowicz as an exhibit to an amendment to this Form 8-K within two business days after receipt by the Company.

Item 8.01. Other Events.

On November 1, 2026, the Board approved the reconstitution of its three standing committees as reflected below:

●	Audit Committee: Dr. Claus van der Velden (Chair), Dr. Peter Donhauser and Dr. Axel Paeger

●	Compensation Committee: Dr. Peter Donhauser (Chair) and Dr. Claus van der Velden

●	Nominating & Corporate Governance Committee: Dr. Axel Paeger (Chair) and Dr. Peter Donhauser

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Jiong Ma, dated October 28, 2026, to the Board of Directors of Anavex Life Sciences Corp.
17.2	Resignation Letter of Gautam Patel, dated October 28, 2026, to the Board of Directors of Anavex Life Sciences Corp.
17.3	Resignation Letter of Adrian Senderowicz, dated October 28, 2026, to the Board of Directors of Anavex Life Sciences Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Sandra Boenisch
Name: Sandra Boenisch, CPA, CGA
Title: Principal Financial Officer, Treasurer

Date: November 2, 2026